Exhibit 99.1


                          CHANGE IN CONTROL AGREEMENT
                          ---------------------------

         THIS CHANGE IN CONTROL AGREEMENT ("Agreement") is made and entered into on December 15, 2005 by and between ZiLOG, Inc. (the "Company") and [ ] ("Executive") (together the "Parties").

         WHEREAS, Executive is currently employed as the [title] of the Company, pursuant to the terms and conditions of that certain Employment Agreement, dated , between Executive and the Company (the "Employment Agreement");

         WHEREAS, the Company recognizes that there is a possibility that the Company may become the subject of a Change in Control (defined below), either now or at some time in the future;

         WHEREAS, the Company believes that it is in the best interests of the Company and its stockholders to foster Executive's objectivity in making decisions with respect to any pending or threatened Change in Control of the Company and to assure that the Company will have the continued dedication and availability of Executive as an employee of the Company, notwithstanding the possibility or occurrence of a Change in Control; and

         WHEREAS, with these and other considerations in mind, the Board of Directors of the Company (the "Board"), acting through its Compensation Committee, has authorized the Company to enter into this Agreement with Executive to provide the protections set forth herein.

         NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements herein contained, intending to be legally bound, the Parties agree as follows:

         1. Term of Agreement. This Agreement shall be effective for the two-year period commencing on the date first written above (the "Term"); provided however, that if a Change in Control (defined below) occurs during the Term, the Term shall be extended as necessary such that the Agreement expires no earlier than the date twelve (12) months following the Change in Control.

         2. Change in Control. For purposes of this Agreement, a Change in Control shall mean the first to occur after the date of this agreement of the following:

                  (a) a dissolution, liquidation or sale of all or substantially all of the assets of the Company;

                  (b) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

                  (c) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, or comparable successor rule) of securities of the Company representing at least 50% of the combined voting power entitled to vote in the election of directors.

         3. Termination in Connection with a Change in Control. In the event Executive experiences a Qualifying Termination (defined below) anytime during the Change in Control Protection Period (defined below), Executive shall be entitled to the following payments and benefits (collectively, the "Change in Control Payments"), which shall be in addition to any payments to Executive for earned but unpaid salary and accrued but unused vacation through the date of termination, as well as any vested benefits to which Executive is entitled in accordance with the terms of any applicable employee benefit plan:

                  (a) a lump sum payment equal to eighteen (18) months of Executive's base salary, at the rate in effect at the time of termination, payable within thirty (30) days of Executive's termination;

                  (b) any and all of Executive's Company stock options that are outstanding at the time of termination and not yet vested shall immediately become exercisable and the exercise period of any stock option shall continue for the length of the exercise period specified in the applicable stock option agreement or plan.

                  (c) continuation of Executive's Company medical benefits for the period of one year from the date of termination; provided, however, that the Company's obligation to provide medical benefits under this section shall cease prior to the end of one year if Executive becomes eligible for coverage under another employer's medical plans.

         4. Restricted Stock in Connection with a Change of Control. In the event of a Change in Control, any and all of Executive's Company restricted stock awards that are outstanding at the time of the Change in Control and not free from restrictions, shall immediately become free from restrictions (other than restrictions required by applicable law or any national securities exchange upon which any securities of the Company are then listed).

         5. Waiver and Release Required. The Change in Control Payments described above are expressly conditioned upon Executive's execution of a valid waiver and release of any and all claims that Executive may have, or have had, against the Company and its agents, including but not limited to its officers, directors and employees, in a form provided by the Company or its successor.

         6. Qualifying Termination. For purposes of this Agreement, a Qualifying Termination shall mean Executive's termination by the Company or its successor without Cause (as defined below) or Executive's resignation of his employment for Good Reason (as defined below). Executive's termination or resignation of his employment for any other reason, including without limitation, death, Disability (defined below), termination for Cause or resignation without Good Reason, shall not be deemed a Qualifying Termination and Executive shall not be entitled to the Change in Control Payments described above.

                  (a) For purposes of this Agreement, "Cause" shall mean one or more of the following: (i) Executive's material breach of the Employment Agreement; (ii) Executive's failure to reasonably and substantially perform his employment duties or to observe Company policies in all material respects;
(iii) Executive's willful misconduct or gross negligence which materially injures the Company; (iv) Executive's conviction or plea of nolo contendere to a felony or other serious crime involving moral turpitude. In all of the foregoing cases, the Company shall provide written notice to Executive indicating in reasonable detail the event or circumstances that constitute Cause under this Agreement, and, if such breach or failure is reasonably susceptible to cure, the Company will provide Executive with thirty days to cure such breach or failure prior to termination for Cause.

                  (b) For purposes of this Agreement, "Good Reason" shall be deemed to exist if, without the Executive's approval: (i) the Company or its successor materially reduces Executive's duties or responsibilities; or (ii) the Company or its successor materially reduces Executive's overall compensation, including annual base salary and bonus opportunity; or (iii) Executive's principal place of employment is moved more than 50 miles from its location on the date of this Agreement. Within 60 days of becoming aware of an event or circumstances that constitutes Good Reason under this Agreement, Executive shall provide written notice, describing such event or circumstances in reasonable detail, to Company and Executive will provide the Company with thirty days to cure such diminution prior to termination for Good Reason.

                  (c) For purposes of this Agreement, "Disability" shall mean any illness, disability or other incapacity that renders Executive physically or mentally unable regularly to perform his duties hereunder for a period in excess or sixty (60) consecutive days or more than ninety (90) days in any consecutive twelve (12) month period. The Board shall make a good faith determination of whether Executive is physically or mentally unable to regularly perform his duties, subject to its review and consideration of any physical and/or mental health information provided to it by Executive as determined by a physician reasonably acceptable to the Company.

         7. Change in Control Protection Period. For purposes of this Agreement, the Change in Control Protection Period shall be the period two (2) months prior to and twelve (12) months following a Change in Control.

         8. Limitation on Payments. In the event that the Company's tax counsel or certified public accounting professional confirms in writing to the Company and Executive that payments under this Agreement, together with any other payments to Executive from the Company that are "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") ("Potential Parachute Payments") would otherwise exceed three (3) times the Executive's "Base Amount" as defined in Section 280G of the Code, then notwithstanding anything to the contrary in this Agreement, the payments under this Agreement shall be reduced to an amount such that the Potential Parachute Payments do not exceed 2.99 times the Executive's Base Amount. Any reduction in payments required by this Section 8 shall be applied to such payments and benefits under this Agreement as the Company in its sole discretion deems necessary, shall be communicated to Executive in writing prior to the date the first reduced payment or benefit would otherwise be due and shall be accompanied by written documentation from the Company's tax counsel or certified public accounting professional evidencing that the reduction is the minimum amount required to comply with this Section 8.

         9. No Right to Continued Employment. Nothing in this Agreement shall guarantee the right of Executive to continued employment by the Company and the Company retains all rights to terminate Executive's employment at any time for any reason or for no reason and with or without prior notice, subject to the terms and conditions of the Employment Agreement.

         10. Binding Agreement. This Agreement is a personal contract and the rights and interests of Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him. This Agreement shall be binding upon and shall inure to the benefit of the Company's successors and assigns.

         11. Tax Withholding. The Company may withhold from any amounts payable under this Agreement any taxes that are required to be withheld pursuant to any applicable law or regulation.

         12. Entire Agreement. This Agreement contains all the understandings between the Parties hereto pertaining to the matters referred to herein and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto, specifically including
Section 5 of the Employment Agreement and, but only to the extent a termination of Executive occurs during a Change of Control Protection period as defined in
Section 7 of this Agreement, Section 4 of the Employment Agreement; provided, however that the remainder of the Employment Agreement shall remain in full force and effect according to its terms. For avoidance of doubt, Employee shall not receive payments under Sections 4 or 5 of the Employment Agreement and under Section 3 of this Agreement. Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter of this Agreement or otherwise.

         13. Amendment or Modification. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Executive and by a duly authorized officer of the Company.

         14. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or fax or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

         To Executive at:



         To the Company at:

         ZiLOG, Inc.
         U.S. Headquarters
         532 Race Street
         San Jose, CA 95126
         Attn: [         ]

         Any notice delivered personally or by courier under this Section 13 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

         15. Waiver of Other Severance Rights. To the extent that Change in Control Payments are made to Executive pursuant to this Agreement, Executive hereby expressly waives the right to receive severance payments or severance benefits under any other plan or agreement of the Company, specifically including, but not limited to, the Employment Agreement.

         16. Each Party the Drafter. This Agreement and the provisions contained in it shall not be construed or interpreted for or against any party to this Agreement because that party drafted or caused that party's legal representative to draft any of its provisions.

         17. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws principles.

         18. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

         19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.


ZiLOG, INC.                                 EXECUTIVE


By:
     ----------------------                 -----------------------------
                                            [name]